EXHIBIT 10.47

			                   ARROW INTERNATIONAL, INC.

		                 DIRECTORS STOCK INCENTIVE PLAN

		Arrow International, Inc. (the "Company") hereby establishes the Arrow International, Inc. Directors Stock Incentive Plan (the "Plan").

1.      PURPOSE

	The purpose of the Plan is to enable the Company and its subsidiaries to attract and retain outside directors and provide them with an incentive to maintain and enhance the Company's long-term performance record. It is intended that this purpose will best be achieved by granting eligible directors non-qualified stock options ("options") and, in connection with grants of options, certain stock appreciation rights ("SARs" and, collectively with options, are hereinafter referred to as "awards") under this Plan pursuant to the rules set forth in Section 83 of the Internal Revenue Code, as amended from time to time.

2.      ADMINISTRATION

	The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall possess the authority, in its discretion, (a) to prescribe the form of the stock option and SAR agreements, including any appropriate terms and conditions applicable to these awards, and to make any amendments to such agreements or awards; (b) to interpret the Plan; (c) to make and amend rules and regulations relating to the Plan; and (d) to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations shall be conclusive and binding. No member of the Board shall be liable for any action taken or decision made in good faith relating to the Plan or any award granted hereunder.

3.      ELIGIBLE DIRECTORS

	Members of the Board of Directors of the Company and its subsidiaries are eligible to participate in this Plan if they are not also employees or consultants of the Company or its subsidiaries, were not shareholders at the time of the Company's initial public offering on June
9, 1992, and do not serve on the Board as representatives of the interests of shareholders who have made an investment in the Company.

4.      SHARES AVAILABLE

	The total number of shares of the Company's Common
Stock, no par value (the "Common Stock"), available in the aggregate for options under this Plan shall not exceed 100,000 (subject to substitution or adjustment as provided in Section 9). Such shares may be authorized and unissued shares. If an option expires, terminates or is canceled without being exercised, new options may thereafter be granted covering such shares. No option may be granted more than ten years after the effective date of the Plan.

5.      TERMS AND CONDITIONS OF OPTIONS

	Each option granted under the Plan shall be evidenced by an option agreement in such form as the Board shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

	(a)     Number of Shares.  On the date the Plan is first
		----------------
	adopted by the Company's shareholders or on the date on which an eligible director is first elected to the Board, whichever is later, such eligible director shall receive an option to purchase 5,000 shares of the Common Stock
	(each such option grant is hereinafter referred to as an "Initial Option"). Subsequent to an eligible director's initial election to the Board and provided that such eligible director has served on the Board for at least twelve months, each year when new members are elected to the Board, each eligible director who will be serving on the new Board shall receive an option to purchase 500 shares of the Common Stock.

	(b)     Exercise Price.  The exercise price under each
		--------------
	option shall equal the fair market value of the Common
	Stock at the time such option is granted.

	(c)     Duration of Option.  Each option by its terms
		------------------
	shall not be exercisable after the expiration of ten years from the date such option is granted.

	(d)     Options Nontransferable.  Each option by its
		-----------------------
	terms shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant, the participant's guardian or the participant's legal representative.

	(e)     Exercise Terms.  Each option granted under
		--------------
	the Plan shall become exercisable with respect to the shares subject thereto on the first anniversary of the date of grant. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary of the date of grant.

	(f)     Payment of Exercise Price.  An option shall
		-------------------------
	be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company registered in the name of the participant, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Common Stock on the Nasdaq National
	Market System on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing date on the last preceding day on which there was such trading.

6.      TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

	Each SAR granted under the Plan shall be granted to eligible directors in conjunction with options then being granted to such persons hereunder and shall be evidenced by an SAR agreement in such form as the Board shall approve from time to time, which agreement may be incorporated within and made part of an option agreement referred to in Section 5 and shall conform with this Plan and contain the following terms and conditions:

	(a) Each SAR granted hereunder shall be made part of an option at the time of grant of the option.

	(b)     Such SAR shall entitle the holder to
		receive, in lieu of exercising the option to which it relates, an amount in cash equal to 100% of the excess of:

	(1)     the fair market value per share of the
		Common Stock on the date of exercise
		of such right, multiplied by the
		number of shares with respect to which
		the right is being exercised, over

	(2)     the aggregate option exercise price for
		such number of shares.

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	(c)     Such SAR shall be exercisable only upon
		the occurrence of a change in control
		of the Company (as defined in Section 13) and only to the extent that it has a positive value as of the date of any such change in control, except that, notwithstanding the foregoing, no SAR shall be exercisable during the first six (6) months after the date of its grant.

	(d) Upon exercise of an SAR, the option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

	(e)     The exercise of an SAR will reduce the
		number of shares purchasable pursuant to the related option and available under the Plan to the extent of the number of shares with respect to which the right is exercised.


7.      GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

	The Company shall not be required to deliver any certificate upon the exercise of an option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to insure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such exercise may bear a legend restricting transfer absent such compliance. Each option shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.


8.      TERMINATION OF DIRECTORSHIP

	If a director's directorship terminates for any reason (including, without limitation, resignation or removal), all nonvested options (and the SARs which relate thereto) shall be forfeited. Vested but unexercised options (and the SARs which relate thereto) may be exercised by the director or, in the case of death, by his or her legal representative or beneficiary in accordance with the terms of the Plan and the option and SAR agreement.


9.      ADJUSTMENT OF SHARES

	In the event of any change in the Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common
Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an option under the Plan and the number and kind of shares set forth in options under outstanding agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.


10.     NO EMPLOYMENT RIGHTS

	The Plan and any awards granted under the Plan shall not confer upon any director any right with respect to continuance as a director of the Company or any subsidiary, nor shall they interfere in

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any way with any right the Company or its subsidiaries may have to terminate the director's position as a director at any time.


11.     RIGHTS AS A SHAREHOLDER

	The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the underlying shares of Common Stock are issued to the recipient.


12.     AMENDMENT AND DISCONTINUANCE

		This Plan may be amended, modified or
terminated by the shareholders of the Company or by the Board, provided that Plan provisions relating to the amount, price and timing of awards may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code or the regulations thereunder and provided further that the Board may not, without approval of the shareholders, materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which options may be granted under the Plan, change the minimum exercise price, change the class of eligible persons, extend the period for which awards may be granted or exercised, change the consideration payable upon exercise of an SAR, change the terms and conditions upon which SARs become exercisable, or withdraw the authority to administer the Plan from the Board. Notwithstanding the foregoing, to the extent permitted by law, the Board may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time. Except as required by law, no amendment, modification or termination of the Plan may, without the written consent of a director to whom any award shall theretofore have been granted, adversely affect the rights of such director under such award.


13.     CHANGE IN CONTROL

	For purposes of the Plan, a "change in control" shall be deemed to have occurred upon the acquisition of thirty (30%) percent or more of the Company's outstanding shares of capital stock having general voting rights by an unaffiliated person, entity or group. The Board shall promptly notify, in writing, each holder of an outstanding option or SAR of the occurrence of any such change in control. Notwithstanding any other provision of the Plan or any option or SAR agreement, all options and SARs shall become fully exercisable on receipt of such notice. All outstanding options and SARs shall expire if not exercised within 30 days of receipt of the notice of a change of control.


14.     EFFECTIVE DATE

	The effective date of this Plan is the date of adoption of this Plan by the shareholders.


15.     DEFINITIONS

	Any terms or provisions used herein which are defined in
Section 83 of the Internal Revenue Code, as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time awards are made hereunder, shall have the meanings as therein defined.






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16.     GOVERNING LAW

	To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to non-qualified stock options and stock appreciation rights, this Plan and any award agreement adopted pursuant to it shall be construed under the laws of the Commonwealth of Pennsylvania.



Dated as of October 19, 1995               ARROW INTERNATIONAL, INC.



					   By: /s/ Marlin Miller, Jr.
					       ----------------------
					       Marlin Miller, Jr.
					       Chairman, President and
					       Chief Executive Officer

Date of Shareholder Approval:           1/17/96
                                   					-------



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